Exhibit 23.1






            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement
(No. 333-53935) of our report dated January 23, 1998 included in USBANCORP, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP


Pittsburgh, Pennsylvania,
  August 13, 1998